Exhibit 99.01

News


                                                           {Company Logo}



Media Contact:             Marc Rice
                           404-506-5333 or 1-866-506-5333
                           media@southerncompany.com
                           www.southerncompany.com

Investor Relations Contact:
                           Glen Kundert
                           404-506-5135
                           gakunder2@southernco.com


                                                                Oct. 21, 2003


                     Despite unusually mild summer weather,
               Southern Company earnings increase in third quarter


ATLANTA - Southern Company today reported third quarter earnings of $619 million, or 85 cents per share, compared with $595 million, or 84 cents per share, in the third quarter of 2002.

Earnings for the first nine months of 2003 -- including a one-time item reported in the second quarter with a positive impact of 11 cents per share -- were $1.35 billion, or $1.86 per share. Earnings for the first nine months of 2002 were $1.15 billion, or $1.63 per share.

The nine-month earnings for 2003 include a one-time after-tax gain of $88 million in the second quarter from the termination of all long-term wholesale power contracts between Southern Company and Dynegy, Inc. After adjusting for revenues that would have been recognized for the remainder of this year had the contracts remained in place, the adjusted gain for 2003 is $83 million, or 11 cents per share.

CEO Allen Franklin said continued mild weather during the summer reduced third quarter demand for electricity among retail customers. The impact on earnings from the weather-related decline in retail sales was offset by a number of positive factors, including the ongoing influx of people and businesses into the Southeast. Southern Company is serving 1.6 percent more customers now than at the end of the third quarter a year ago.

Successful efforts to control costs also contributed positively to earnings, as did stronger results from Southern Company's competitive generation business, in part because capacity from low-cost generation was available for sale in the wholesale market, Franklin added.

"We remain focused on the fundamentals of running our business successfully for the long term," Franklin said. "We're operating our generating plants at record high levels of efficiency, continually upgrading our transmission and distribution system so that customers get their power safely and reliably, keeping prices low and building on our position as the industry leader in customer satisfaction."

Third quarter revenues were $3.34 billion, compared with $3.25 billion in the same period a year ago. Revenues for the first nine months of 2003 were $8.75 billion, compared with $8.09 billion in the first nine months of 2002.

Reviewing operations, Franklin said kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 1.4 percent during the third quarter, compared with the same period in 2002. In-home electricity needs, reflecting the unusually mild weather this summer, decreased 3.2 percent. Electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 0.1 percent. Industrial energy use decreased
0.8 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, increased 3.4 percent in the third quarter.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its second quarter performance. These materials are available at 7:30 a.m. EDT Oct. 21 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EDT Oct. 21, at which time Franklin and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance and provide a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company, an energy services business and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been named two consecutive years No. 1 on Fortune magazine's "America's Most Admired Companies" list in the Electric and Gas Utility industry. Southern

Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index four years in a row, and in the latest survey tied for the highest score among all service industry companies. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning continued customer growth and Southern Company's ability to achieve long-term success. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such indicated results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2002, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and also changes in environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, including the EPA civil action against certain subsidiaries of Southern Company; the effects, extent and timing of additional competition in the markets in which Southern Company's subsidiaries operate; the impact of fluctuations in commodity prices, interest rates and customer demand; state and federal rate regulation; political and legal conditions and developments in the United States; the performance of projects undertaken by the non-traditional business and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the effects of, and changes in, economic conditions in the areas in which Southern Company's subsidiaries operate, including the current soft economy; the direct or indirect effects on Southern Company's business resulting from the terrorist incidents on Sept. 11, 2001, or any similar such incidents or responses to such incidents; financial market conditions and the results of financing efforts; the timing and acceptance of Southern Company's new product and service offerings; the ability of Southern Company to obtain additional generating capacity at competitive prices; and weather and other natural phenomena.
                                            # # #